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                           First Community Corporation
                           ---------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
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

                           FIRST COMMUNITY CORPORATION
                              5455 Sunset Boulevard
                         Lexington, South Carolina 29072

                    Notice of Annual Meeting of Shareholders

                                 March 21, 2003


Dear Fellow Shareholder:

     We cordially invite you to attend the 2003 Annual Meeting of Shareholders of First Community Corporation, the holding company for First Community Bank, N.A. At the meeting, we will report on our performance in 2002 and answer your questions. We are excited about our accomplishments in 2002 and look forward to discussing both our accomplishments and our plans with you. We hope that you can attend the meeting and look forward to seeing you there.

     This letter serves as your official notice that we will hold the meeting on April 24, 2003 at 11:00 a.m. at the Rockbridge Club, 4135 Rockbridge Road, Columbia, South Carolina for the following purposes:

1. To elect three members to the board of directors;

2. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

     Shareholders owning our common stock at the close of business on March 7, 2003 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at the company's offices prior to the meeting.

     Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.


                                           By order of the Board of Directors,


 /s/ James C. Leventis                      /s/ Michael C. Crapps
James C. Leventis                          Michael C. Crapps
Chairman of the Board                      President and Chief Executive Officer

5455 Sunset Boulevard, Lexington,
South Carolina 29071                        (803) 951-2265   Fax: (803) 951-1722

                           FIRST COMMUNITY CORPORATION
                              5455 Sunset Boulevard
                         Lexington, South Carolina 29072



                      Proxy Statement For Annual Meeting of
                    Shareholders to be Held on April 24, 2003


     Our board of directors is soliciting proxies for the 2003 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

                               Voting Information

     The board set March 7, 2003 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 1,587,970 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

     When you sign the proxy card, you appoint David K. Proctor and Joseph G. Sawyer as your representatives at the meeting. Mr. Proctor and Mr. Sawyer will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Proctor and Mr. Sawyer will vote your proxy for the election to the Board of Directors of all nominees listed below under "Election Of Directors." We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. Proctor and Mr. Sawyer will vote your proxy on such matters in accordance with their judgment.

     You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

     Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that brokers do not vote on some proposals but that they do vote on others are referred to as "broker non-votes" with respect to the proposals not voted upon. A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

     We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about March 21, 2003.

                      Proposal No. 1: Election of Directors

     The board of directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the Board members expire at each annual meeting. The current terms of the Class III directors will expire at the meeting. The terms of the Class II directors expire at the 2004 Annual Shareholders Meeting. The terms of the Class I directors will expire at the 2005 Annual Shareholders Meeting. Our directors and their classes are:

       Class I                        Class II                 Class III

   Richard K. Bogan               Thomas C. Brown             Chimin J. Chao
   Michael C. Crapps           O.A. Ethridge, D.M.D.        James C. Leventis
    Hinton G. Davis            W. James Kitchens, Jr.     Loretta R. Whitehead
    Anita B. Easter            Mitchell M. Willoughby
George H. Fann, Jr., D.M.D.
   Angelo L. Tsiantis

     Shareholders will elect three nominees as Class III directors at the meeting to serve a three-year term, expiring at the 2006 annual meeting of shareholders. The directors will be elected by a plurality of the votes cast at the meeting. This means that the three nominees receiving the highest number of votes will be elected.

     The board of directors recommends that you elect Chimin J. Chao, James C. Leventis, and Loretta R. Whitehead as Class III directors.

     If you submit a proxy but do not specify how you would like it to be voted, Mr. Proctor and Mr. Sawyer will vote your proxy to elect Mr. Chao, Mr. Leventis, and Ms. Whitehead. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Proctor and Mr. Sawyer will vote instead for a replacement to be recommended by the board of directors, unless you specifically instruct otherwise in the proxy.

     Set forth below is certain information about the nominees, each of whom are also directors of the bank:

     Chimin J. Chao, 47, Class III director, has served as a director of the company since its formation in 1994. Mr. Chao lives in Lexington, South Carolina and since 1987 has been president of the engineering firm Chao and Associates, Inc. in West Columbia, South Carolina. Mr. Chao is a member of the American Society of Engineers and the National Society of Professional Engineers. He received a M.S. degree in Structural Engineering at the University of South Carolina and holds a Professional Engineer license and General Contractors license in South Carolina.

     James C. Leventis, 65, Class III director, Chairman of the Board, has served as Chairman of the Board of Directors of the company since its formation in 1994. Mr. Leventis is a shareholder of the law firm Rogers, Townsend & Thomas, PC where he has practiced since 1996. Mr. Leventis received a J.D. degree and a B.S. degree in Business Administration from the University of South Carolina. Mr. Leventis also has extensive experience in the banking industry. From 1964 to 1968, Mr. Leventis was a commercial lending officer with First National City Bank of New York; from 1968 to 1974, he served as vice president and general manager of Genway Corp., a nationwide leasing system of General Motors dealers; and from 1985 to 1988, he served as president and chairman of Republic National Bank in Columbia. Mr. Leventis is also past vice chairman of the School Board of Richland District I, a past member and former chairman of the Richland County Council and Central Midlands Regional Planning Council, and past president of the Alumni Association of the University of South Carolina.

     Loretta R. Whitehead, 60, Class III director, has served as a director of the company since its formation in 1994. Ms. Whitehead has been a realtor since 1981 and is currently a broker with RE/MAX Real Estate Services in Columbia, South Carolina. She taught full-time from 1964 through 1968 after receiving a B.A. degree in English and Elementary Education from Columbia College in 1963. She is a board member of the Lexington Medical Center Foundation. She also took additional graduate work at the Universities of South Carolina and University of Tennessee from 1963 through 1968.

     Set forth below is also information about each of the company's other directors and each of its executive officers. Each of the following directors is also a director of our bank.

     Thomas C. Brown, 44, Class II director, has served as a director of the company since its formation in 1994. Since 1989, Mr. Brown has been the president and owner of T.C.B. Enterprises of South Carolina, Inc., a restaurant business based in Myrtle Beach. Mr. Brown graduated from Clemson University in 1981 with a B.S. degree in Civil Engineering. He is the treasurer of All Saints Episcopal Church, Pawleys Island, SC.

     O.A. Ethridge, D.M.D., 59, Class II director, has served as a director of the company since its formation in 1994. Dr. Ethridge currently resides in Lexington, South Carolina and has practiced children's dentistry in West Columbia, South Carolina for more than 20 years. After graduating with a B.A. degree in Science from Erskine College in Due West, South Carolina in 1965, Dr. Ethridge received a D.M.D. in 1971 from the University of Louisville School of Dentistry in Louisville, Kentucky. He became a pedodontist in 1974 after receiving a pedodontist specialty from Children's Medical Center in Dayton, Ohio.

     W. James Kitchens, Jr., 41, Class II director, has served as a director of the company since its formation in 1994. Mr. Kitchens has practiced public accounting in Columbia, South Carolina since 1990 and is currently owner of The Kitchens Firm, P.A., a certified public accounting firm in Columbia. Mr. Kitchens earned a B.S. degree in Mathematics from The University of the South and an M.B.A. degree at Duke University.

     Mitchell M. Willoughby, 55, Class II director, has served as a director of the company since its formation in 1994. Mr. Willoughby has lived in Columbia, South Carolina since 1970 and practiced law since 1975. He is currently a founding member of the law firm Willoughby & Hoefer, P.A. Mr. Willoughby serves as general counsel to the Greater Columbia Chamber of Commerce and serve in the SC Army National Guard with the rank of Colonel. He received a B.S. degree in 1969 from Clemson University and a J.D. degree from the University of South Carolina in 1975.

     Richard K. Bogan, 57, Class I director, has served as a director of the company since its formation in 1994. Dr. Bogan has practiced medicine in Columbia, South Carolina since he started Pulmonary Associates of Carolina in 1978. He graduated with a B.S. degree from Wofford College in Spartanburg in 1966 and earned an M.D. degree from the Medical College of South Carolina in Charleston in 1970. Dr. Bogan has been president of Bogan Consulting, Inc., a medical consulting company, since December 1992 and holds memberships in numerous medical organizations. He has served as medical director of Palmetto Physician Partners and president of SCDA, a management company of sleep clinics throughout the Southeast.

     Michael C. Crapps, 44, Class I director, has served as our President and Chief Executive Officer and as a director of the company since its formation in 1994. Mr. Crapps, a life-long resident of Lexington, South Carolina, was selected as the 1997 Young Banker of the Year by the South Carolina Bankers
Association. From 1985 to 1993, he worked for Republic National Bank in Columbia, becoming president, chief executive officer, and a director of that bank in 1993. During his career, Mr. Crapps has been responsible for virtually all aspects of banking, including branches, commercial banking, operations, credit administration, accounting, human resources, and compliance. He began his banking career with South Carolina National Bank in 1980, and by the time he changed jobs in 1985 he was a vice president and senior commercial lender in a regional office of that bank. He also serves the banking industry as the current chairman of the board of the South Carolina Bankers Association and on the board of directors of the Independent Banks of South Carolina. He received a B.S. degree in Economics in 1980 from Clemson University and an M.B.A. degree from the University of South Carolina in 1984. Mr. Crapps is also a graduate of the LSU Banking School of the South. Mr. Crapps is presently on the boards of directors of the American Cancer Society (Treasurer), the Greater Columbia Community Relations Council, the Saluda Shoals Park Foundation, the Lexington Chamber of Commerce (past Chairman).

     Hinton G. Davis, 65, Class I director, has served as a director of the company since its formation in 1994. Mr. Davis is the founder and chief executive officer of Capital City Insurance Company, Inc. and Davis Garvin Agency, Inc., an insurance company and insurance agency, respectively. Since founding these companies in 1981, Mr. Davis has worked as chief executive officer and primary owner of three related insurance businesses: Southeastern Claims Services, Inc., Capital E & S Brokers, and Charter Premium Audits. Mr. Davis has resided in Columbia for over 20 years and holds a B.B.A. degree in Insurance from the University of Georgia.

     Anita B. Easter, 58, Class I Director, has served as a director of the company since its formation in 1994. Mrs. Easter has been self-employed at Greenleaf Enterprises for more than five years and is a sales representative for Doncaster. She is a former owner and director of Anchor Continental, Inc., a manufacturer of pressure sensitive tapes. She is currently chairperson of U.S.C.'s College of Nursing Capital Campaign Executive Committee.

     George H. Fann, Jr., D.M.D., 58, Class I director, has served as a director of the company since its formation in 1994. Dr. Fann has practiced dentistry in West Columbia, South Carolina for over 30 years. He earned a B.S. degree from Clemson University in 1966 and a D.M.D. from the University of Louisville School of Dentistry in 1969. Dr. Fann is immediate past chairman of the board of directors of Lexington Medical Center in West Columbia, South Carolina, he also serves as treasurer of the Lexington Medical Center Foundation. Dr. Fann was recently awarded the Order of the Palmetto by the Governor of South Carolina.

     David K. Proctor, 46, has been the Senior Vice President/Senior Credit Officer of the company since First Community Bank opened for business in 1995. From May 1994 to June 1995, he was the vice president of credit and operations for Republic Leasing Company. From 1987 to 1994, he held various positions with Republic National Bank in Columbia and most recently was executive vice president and senior credit officer. He is a 1979 graduate of Clemson University with a B.S. in Business Administration.

     Joseph G. Sawyer, 52, has been Senior Vice President/Chief Financial Officer of the company since First Community Bank opened for business in 1995. Prior to joining the company, he was senior vice president and general auditor for the National Bank of South Carolina. He is a certified public accountant and a 1973 graduate of The Citadel with a B.A. in Political Science.

     Angelo L. Tsiantis, 72, Class I director, has served as a director of the company since its formation in 1994. Mr. Tsiantis has been self-employed in the restaurant business for over 50 years and is the president and owner of Triangle City Zesto, Inc. and Angelo's Zesto. He served in the U.S. Army for two years and attended the University of South Carolina.

     During 2002, Mr. William A. Jordan and Mr. Broadus Thompson resigned from the Board due to time constraints with their other business interests. The Board of Directors does not anticipate replacing Mr. Jordan or Mr. Thompson prior to the meeting, and therefore it has reduced the size of the Board to 13 members to reflect these resignations. There are no plans to replace these positions at this time.

                Compensation of Directors and Executive Officers

Summary of Cash and Certain Other Compensation

     The following table shows the cash compensation paid by the company or First Community Bank to its chief executive officer and president and each of the other executive officers whose total annual compensation, including salary and bonus, for services rendered during the fiscal year ended December 31, 2002 exceeded $100,000.

                                                      Summary Compensation Table
                                                                                   Long Term
                                                                                 Compensation
                                                                                    Awards
Name                                                                        ----------------------
Principal Position                   Year     Annual Compensation                 Securities               All Other
------------------                   ----     -------------------            Underlying Options (#)      Compensation (2)
                                              Salary (1)        Bonus       ----------------------      ----------------
                                              ----------        -----
Michael C. Crapps                    2002      $130,391       $ 31,985                 -                    $ 7,184
  President and CEO                  2001       118,968         11,047                 -                      5,154
                                     2000       113,303          7,740                 -                      4,476

David K. Proctor                     2002      $ 88,945       $ 21,327                 -                    $ 5,353
  Senior Vice President,             2001        84,940          7,887                 -                      4,942
  Senior Credit Officer              2000        80,895          5,721                 -                      4,455

Joseph G. Sawyer                     2002      $ 90,830       $ 21,800                 -                    $ 5,427
  Senior Vice President              2001        85,758          7,963                 -                      4,967
  Chief Financial Officer            2000        81,667          6,221                 -                      4,463

(1) Our executive officers also receive indirect compensation in the form of certain perquisites and other personal benefits.
         The amount of such benefits received in the fiscal year by the named executive officer did not exceed the lesser of $50,000 or 10% of the executive's annual salary and bonus.
(2) Includes company contribution to the 401k plan for the years ended December 31, 2002, 2001 and 2000, respectively.

Option Grants In Last Fiscal Year

     Pursuant to the First Community Corporation 1999 Stock Option Plan, we may grant options for up to 238,000 shares to our officers, directors, and employees. There were no options granted to our officers, directors or employees during 2002.




Aggregated Option Exercises and Year-End Option Values

                                             Number of Unexercised Securities               Value of Unexercised In-
                                             Underlying Options at Fiscal Year                the-Money Options at
                                             ---------------------------------
                                                           End(#)                             Fiscal Year End ($)(2)
                                             ---------------------------------              ------------------------
Name                                            Exercisable/Unexercisable(1)                Exercisable/Unexercisable
----                                            ----------------------------                -------------------------

Michael C. Crapps                                          24,939/1,311                          $111,828/$0

David K. Proctor                                              9,713/788                           $37,278/$0

Joseph G. Sawyer                                              9,713/788                           $37,278/$0

---------------

(1) The numbers have been adjusted to reflect the effect of the June 30, 2001 5% stock dividend and the February 28, 2002 5-for-4 stock split.
(2) The values shown equal the difference between the exercise price of unexercised in-the-money options and the closing market price ($13.30) of the underlying common stock at December 31, 2002. Options are in-the-money if the fair market value of the common stock exceeds the exercise price of the option.


Employment Agreements

     Michael C. Crapps and James C. Leventis Upon its formation, the company entered into employment agreements with Michael C. Crapps, as the President and Chief Executive Officer of the company, and James C. Leventis, as the Chairman of the Board of the company. Both employment agreements provided for an initial term of three years, to be extended automatically each day for an additional day so that the remaining term of the agreement will continue to be three years. The term may be fixed at three years without additional extension by notice of either party to the other. The term of each agreement is currently three years. The agreement with Mr. Crapps provided for a starting annual salary of $90,000, and the agreement with Mr. Leventis provided for an annual salary of $25,000 per year, and the amounts have been reviewed annually by the board of directors and increased from time to time based on the board's recommendation. Both Mr. Crapps and Mr. Leventis are also eligible to receive annual payments based upon achievement criteria established by the board of directors. Since the company's formation through 2002, Mr. Leventis devoted approximately 25% of his time to the company. In 2003, Mr. Leventis began devoting a greater percentage of his time to the company (currently approximately 75% of his time), and the company increased his salary proportionately.

     Both agreements provide that if the company terminates the executive's employment without cause or if the executive's employment is terminated due to a sale, merger, or dissolution of the company or First Community Bank, the company will be obligated to continue his salary and bonus for the first twelve months thereafter plus one-half of his salary and bonus for the second twelve months thereafter. Furthermore, the company must remove any restrictions on outstanding incentive awards so that all such awards vest immediately and the company must continue to provide his life insurance and medical benefits until he reaches the age of 65.

     In addition, both employment agreements provide that following termination of the executive's employment with the company and for a period of twelve months thereafter, the executive may not (i) be employed in the banking business as a director, officer at the vice president level or higher, or organizer or promoter of, or provide executive management services to, any financial institution within Richland or Lexington counties, (ii) solicit major customers of the company for the purpose of providing financial services, or (iii) solicit employees of the company for employment.

     David K. Proctor and Joseph G. Sawyer The company has entered into employment agreements with David K. Proctor, as Senior Vice President and Senior Credit Officer, and Joseph G. Sawyer, as Senior Vice President and Chief Financial Officer. Both employment agreements provide for an initial term of three years, to be extended automatically each day for an additional day so that the remaining term of the agreement will continue to be three years. The term may be fixed at three years without extension by notice of either party to the other.

     Both agreements provide that if the company terminates the executive's employment without cause the company shall be obligated to pay the employee compensation in an amount equal to 100% of his then current monthly base salary each month for three months from the date of termination, plus any bonus earned or accrued through the date of termination. If the executive terminates his employment or the company terminates the executive's employment after a change in control without cause, the company will pay the employee an amount equal to two times the then current annual base salary. In addition, the company will pay the employee any bonus earned or accrued through the date of termination. The company will remove any restrictions on outstanding incentive awards so that all such awards vest immediately. The company must continue to pay at its expense medical and life insurance benefits for a period of two years after termination.

     In addition, both agreements provide that during the employee's employment and for a period of 12 months thereafter, the employee may not (without prior written consent of the company) compete with the company or any of its affiliates by, directly or indirectly, forming, serving as an organizer, director or officer of, or consultant to, or acquiring or maintaining more than a 1% passive investment in, a financial institution which has one or more offices or branches located within a radius of ten miles from the bank's main office or any of its branch offices. This restriction does not apply after a change in control.


Director Compensation

     During the year ended December 31, 2002, outside directors received fees of $75 for attendance at each committee meeting and $200 for attendance at each Board meeting. Neither Mr. Crapps nor Mr. Leventis received these fees.

                          Security Ownership of Certain
                        Beneficial Owners and Management

     The following table shows how much common stock in the company is owned by the directors, executive officers, and owners of more than 5% of the outstanding common stock, as of March 7, 2003. All numbers have been adjusted to reflect the June 30, 2001 5% stock dividend and the February 28, 2002 5-for-4 stock split. The mailing address for each beneficial owner is care of First Community Corporation, 5455 Sunset Boulevard, Lexington, South Carolina, 29072.

                                                Number of Shares
                                                ----------------                                % of Beneficial
                        Name                        Owned (1)       Right to Acquire (2)         Ownership(3)
                        ----                    ----------------    --------------------        ---------------
       Richard K. Bogan                               7,600                4,987                    0.79%
       Thomas C. Brown                               19,687                4,987                    1.55%
       Chimin J. Chao                                20,301                4,987                    1.59%
       Michael C. Crapps                             13,381               24,939                    2.30%
       Hinton G. Davis (4)                           57,093                4,987                    3.89%
       Anita B. Easter                               17,918                4,987                    1.44%
       O.A. Ethridge                                 13,125                4,987                    1.14%
       George H. Fann, Jr.                           55,256                4,987                    3.78%
       W. James Kitchens, Jr.                        46,760                4,987                    3.25%
       James C. Leventis (5)                          7,218                9,713                    1.06%
       David K. Proctor                              11,020                9,713                    1.30%
       Joseph G. Sawyer                               5,784                9,713                     .97%
       Angelo L. Tsiantis                            19,031                4,987                    1.51%
       Loretta R. Whitehead                          10,500                4,987                     .97%
       Mitchell M. Willoughby                        14,437                4,987                    1.22%

       All executive officers and directors         319,111              108,935                   25.23%
       as a group (15 persons)

--------------------

(1)   Includes shares for which the named person:
      o  has sole voting and investment power,
      o has shared voting and investment power with a spouse, or otherwise claimed as beneficially owned, or
      o holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

      Does not include shares that may be acquired by exercising stock options.

(2) Includes shares that may be acquired within the next 60 days by exercising stock options but does not include any other stock options.

(3) Determined by assuming the named person exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options.

(4)   Includes 13,125 shares held by an investment company affiliate of Mr.
      Davis.

(5)   Includes 4,668 shares held by an investment affiliate of Mr. Leventis.

                Meetings and Committees of the Board of Directors

     During the year ended December 31, 2002, the board of directors of the company held 12 meetings and the board of directors of the bank held 12 meetings. All of the directors of the company and the bank attended at least 75% of the aggregate of such board meetings and the meetings of each committee on which they served with the exception of Director Bogan and Director Davis who both attended 58% of the meetings.

     Our board of directors has appointed a number of committees, including an audit committee, executive committee, and human resources committee. The audit committee is composed of Mr. Davis, Mr. Ethridge, Mr. Willoughby, Ms. Whitehead, and Ms. Easter. Each of these members are considered "independent" under Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The audit committee met three times in 2002.

     The audit committee has the responsibility of reviewing the company's financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The committee recommends to the board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor's audit plans, and reviews with the independent auditors the results of the audit and management's responses. The audit committee has a written charter which was adopted on March 18, 2003. We are attaching a copy of the audit committee charter with this proxy statement as Addendum A. The charter outlines the committee's responsibilities for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts and may be amended by the board at any time. The audit committee reports its findings to the board of directors.

     Our executive committee is responsible for nominating individuals for election to the company's Board of Directors. This committee met one time during the year ended December 31, 2002. The executive committee is composed of James
C. Leventis, Michael C. Crapps, George H. Fann, Jr., W. James Kitchens, Jr. and Mitchell M. Willoughby.

     Our human resources committee is responsible for establishing the compensation plans for the company. Its duties include the development with management of all benefit plans for employees of the company, the formulation of bonus plans, incentive compensation packages, and medical and other benefit plans. This committee met three times during the year ended December 31, 2002. The human resources committee is composed of the following members: Thomas C. Brown, Hinton G. Davis, Loretta R. Whitehead, and Angelo L. Tsiantis.

                   Report of the Audit Committee of the Board

     The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates the information contained in the report by reference, and shall not be deemed filed under such acts.

     The Audit Committee has reviewed and discussed with management the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61. The Audit Committee has received from the independent auditors the written disclosures and the letter required by Independent Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") and has discussed with the independent auditors the independent auditor's independence from the company and its management. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our board of directors that the audited financial statements be included in the company's Annual Report on SEC Form 10-KSB for the fiscal year ended December 31, 2002 for filing with the SEC.

     The report of the Audit Committee is included herein at the direction of its members, Mr. Davis, Dr. Ethridge, Mr. Willoughby, Ms. Whitehead and Ms. Easter.

                                   Audit Fees

     The aggregate fees billed for professional services rendered by the independent auditors during the company's 2002 fiscal year for review of the company's annual financial statements and those financial statements included in the company's quarterly reports filed on SEC Form 10-QSB totaled $23,000.

          Financial Information Systems Design and Implementation Fees

     The company did not engage the independent auditors to provide, and the independent auditors did not bill for, professional services regarding financial information systems design and implementation during the company's 2002 fiscal year.

                                 All Other Fees

     The were no aggregate fees billed for non-audit services rendered by the independent auditors during the company's 2002 fiscal year.

                 Certain Relationships and Related Transactions

Interests of Management and Others in Certain Transactions

     The company and First Community Bank have banking and other transactions in the ordinary course of business with directors and officers of the company and First Community Bank and their affiliates. It is the company's policy that these transactions be on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. The company does not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to the company or First Community Bank. Loans to individual directors and officers must also comply with First Community Bank's lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application. The company intends for all of its transactions with its affiliates to be on terms no less favorable to the company than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.

               Compliance with the Securities Exchange Act of 1934

     As required by Section 16(a) of the Securities Exchange Act of 1934, the company's directors, its executive officers, and certain individuals are required to report periodically their ownership of the company's common stock and any changes in ownership to the SEC. Based on a review of Forms 3, 4, and 5 and any representations made to the company, the company believes that all such reports for these persons were filed in a timely fashion during 2002.

                               Independent Auditor

     The company has selected Clifton D. Bodiford, C.P.A. to serve as the independent auditor to the company for the year ending December 31, 2003. He will be present at the annual meeting. He will have the opportunity to make a statement if he desires and will be available to respond to appropriate questions.


        Shareholder Proposals for the 2003 Annual Meeting of Shareholders

     If shareholders wish a proposal to be included in the company's proxy statement and form of proxy relating to the 2004 annual meeting, they must deliver a written copy of their proposal to the principal executive offices of the company no later than November 18, 2003. To ensure prompt receipt by the company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with the company's bylaws relating to shareholder proposals in order to be included in the company's proxy materials.


March 21, 2003

Addendum A

                           First Community Corporation
                     Audit and Compliance Committee Charter


     The Board of Directors of the Company has delegated to the Audit Committee the Board's responsibility for monitoring of the audit function of the Company, which includes the selection of independent auditors, determination of the independence of the independent auditors and internal auditing and internal accounting controls.

     Members of the committee shall discharge their committee duties in accordance with rules adopted from time to time by the Securities and Exchange Commissions and with standards prescribed for directors by the South Carolina Business Corporation Act of 1988, as amended, and using their business judgment.

Membership of the Committee

     The Committee is made up of three or more members of the Board of Directors who meet applicable independence standards and have the ability to read and understand fundamental financial statements.

     Members  of  the  Committee   are   encouraged  to  make  use  of  training
opportunities and consultants to enhance their ability to perform their committee responsibilities.

Scope of Responsibilities

     1. Recommend to the Board of Directors the selection of the Company's independent accountants, who shall be accountable to the Board of Directors and the Audit Committee, and, when appropriate, their dismissal.

     2. Review with the independent accountants their independence under applicable standards of independence and report the results of the review to the Board of Directors.

     3.  Review and approve the audit plan of the independent accountants.

     4. Review and approve the audit plan of the internal auditors of the Company.

     5. Meet with the independent accountants to review: (a) any problems encountered in the audit including any restrictions imposed by management; and (b) the adequacy and effectiveness of administrative, operating and accounting policies of the Company.

     6. Meet with the internal auditors to review: (a) any problems encountered in internal audits including any restrictions imposed by management; and (b) the adequacy and effectiveness of administrative, operating and accounting policies of the Company.

     7.  Review and approve all significant proposed accounting changes.

     8. Review annual financial statements and report to the Board of Directors the committee's recommendation as to whether to include the audited financial statements in the Company's Annual Report on Form 10-K.

     9. Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

     10. Investigate any matter which the committee deems to be in the interest of the Company and report its findings to the Board of Directors.

     11. Review and approve any Audit Committee Report to be included in the Company's proxy statement.

     12. Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

     13. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

     14. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

     15. Discuss with the independent auditor the matters required to be discussed by Statement and Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

     16. Review disclosures made to the Audit /committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have significant role in the Company's internal controls.


Committee Activities

     1. The committee shall meet upon the call of its chairman and at such other times as it shall determine.

     2. Meetings of the committee shall be open only to members of the committee and those invited to be present by the committee.

     3. The committee is authorized to employ and consult with accountants, attorneys and other professionals to assist it.

     4. The committee may meet together with the audit committees of the Company's subsidiaries but no person who is not a member of the Company's audit committee shall be entitled to vote on any matter considered by the committee.

     5. The committee shall have unlimited access to all employees, books and records of the Company.

     6. The committee shall report its activities and recommendations to the Board of Directors at any regular or special meeting of the Board of Directors.

     7. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee's own performance.

     8.  Ensure the rotation of the audit partners as required by law.

     9. Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

Amendment or Repeal of Charter

     The Board of Directors may amend or repeal this Charter and the duties of the Audit Committee at any time.

Limitation of Audit Committee's Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

                       PROXY SOLICITED FOR ANNUAL MEETING
                               OF SHAREHOLDERS OF
                           FIRST COMMUNITY CORPORATION
                          To be held on April 24, 2003

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby constitutes and appoints David K. Proctor and Joseph
G. Sawyer, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of Common Stock of First Community Corporation that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the company to be held at the Rockbridge Club, 4135 Rockbridge Road, Columbia, South Carolina, at 11:00 a.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "for" Proposal No. 1 to elect the three identified Class III directors to serve on the Board of Directors each for three-year terms

1. PROPOSAL to elect the three identified Class III directors to serve for three year terms.

    Chimin J. Chao
    James C. Leventis
    Loretta R. Whitehead


      |_|   FOR all nominees                      |_|  WITHHOLD AUTHORITY
            listed (except as marked to                to vote for all nominees
            the contrary)

      (INSTRUCTION:     To withhold authority to vote for any individual
                        nominee(s), write that nominees name(s) in the space provided below).


                         Dated:                        , 2003
                               ------------------------


-----------------------------------      --------------------------------------
Signature of Shareholder(s)              Signature of Shareholder(s)


-----------------------------------      --------------------------------------
Print name clearly                       Print name clearly

Please sign exactly as name or names appear on your stock certificate. Where more than one owner is shown on your stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.